UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

NuCO2 Inc.
(Exact name of registrant as specified in its charter)

Florida	0-27378	65-0180800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 S.E. Market Place, Stuart, Florida		34997
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 221-1754

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition.

On May 8, 2008, NuCO2 Inc., a Florida corporation (the “Company”), issued a press release announcing its financial results for the third fiscal quarter and nine months ended March 31, 2008 and other financial information.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.01.  Regulation FD Disclosure.

On May 8, 2008, the Company issued a press release announcing its financial results for the third fiscal quarter and nine months ended March 31, 2008 and other financial information.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 7.01 of this Current Report, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Items 2.02 and 7.01 of this Current Report, and Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

ITEM 8.01.   Other Events.

On May 8, 2008, the Company issued a press release announcing that, at the Company’s special meeting of shareholders, the Company’s shareholders voted to approve the merger agreement with affiliates of Aurora Capital Group.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01.   Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated May 8, 2008, announcing the Company’s financial results for the third fiscal quarter and nine months ended March 31, 2008.

	99.2	Press Release dated May 8, 2008, announcing shareholder approval of the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCO2 INC.

Date: May 8, 2008	By:	/s/ Eric M. Wechsler
Eric M. Wechsler,
General Counsel